EXHIBIT 99.1
News Release

COMMERCIAL METALS COMPANY ANNOUNCES QUARTERLY DIVIDEND OF $0.16 PER SHARE

Irving, Texas - January 5, 2023 - Today, January 5, 2023, the board of directors of Commercial Metals Company (NYSE: CMC) ("CMC") declared a regular quarterly cash dividend of $0.16 per share of CMC common stock. CMC’s 233rd consecutive quarterly dividend will be paid on February 2, 2023, to stockholders of record as of the close of business on January 19, 2023.

About Commercial Metals Company

CMC and its subsidiaries manufacture, recycle and fabricate steel and metal products and provide related materials and services through a network of facilities that includes seven electric arc furnace ("EAF") mini mills, two EAF micro mills, one rerolling mill, steel fabrication and processing plants, construction-related product warehouses and metal recycling facilities in the United States and Poland. Through its Tensar operations, CMC is a leading global provider of innovative ground and soil stabilization solutions selling into more than 80 national markets through two major product lines: Tensar® geogrids and Geopier® foundation systems.

Media Contact:
Susan Gerber
214.689.4300